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                                                                 EXHIBIT 10.68



                              EMPLOYMENT AGREEMENT

     Employment Agreement, dated as of the 26th day of August, 1996 between William D. Reed of One Gibson Road, Wellesley, Massachusetts, 02181 ("the Employee") and C.P. CLARE CORPORATION, a Massachusetts Corporation with its principal office at 78 Cherry Hill Drive, Beverly, Massachusetts 01915 (the "Company"). Unless the context otherwise requires, the term "Company" shall include all subsidiary corporations of the Company.

     In consideration of the terms and mutual covenants herein contained, the Employee and the Company agree as follows:

1.   Term of Employment:
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     (a) EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, for the period commencing on the data hereof and ending on August 25, 1997 (the "Initial Term"), subject to extension in accordance with the provisions of subparagraph (b) below, unless terminated earlier in accordance with the terms hereof (the "Employment Period").

     (b) EXTENSION OF TERM. In the event that on or before the date of expiration of the Initial Term, the employment of the Employee shall not have been terminated pursuant to the provisions of Paragraph 7 hereof, the term of the employment of the Employee under this Agreement shall be automatically renewed for successive one year terms thereafter until such time as the employment of the Employee shall be terminated pursuant to the provisions of Paragraph 7 hereof.

2. CAPACITY. The Employee shall serve as Vice President - Worldwide Sales and Corporate Marketing and shall perform such duties and functions with respect to such position as are assigned from time to time by the Board of Directors or by the Chief Executive Officer of the Company.

3. FULL-TIME EMPLOYMENT. The Employee shall devote his entire business and professional time, attention and energies to the performance of his duties to the Company and of any of its subsidiaries by which he may be employed and shall not, directly or indirectly, actively engage in or concern himself with any other activities or commitments which interfere with the performance of his duties hereunder or which, even if non-interfering, may be inimical or contrary to the best interests of the Company. Notwithstanding the foregoing, the Employee may at all times during the Employment Period (i) subject in each case to the approval of the Chief Executive Officer of the Company, serve as an officer, director, trustee, or committee member of any religious, professional, civic, charitable or educational organization, or as a director of any corporation whose business is not competitive with that of the Company; and (ii) engage in, and devote time and effort to, any and all personal investments or business ventures unrelated to the business or affairs of the Company, in each case so long as such activities do not materially interfere with his obligations set forth in this Paragraph 3 and provided that such activities are permitted under Paragraph 12 of this Agreement.

4. COMPENSATION AND BENEFITS. For all services rendered by the Employee to the Company, the Company shall pay to the Employee during the Employment Period the following compensation:

     (a) BASE SALARY. The Employee shall be entitled to a bi-monthly base salary of $7,708.34 ($185,000 annualized) from the date of this Agreement until the expiration of the Employment Period. The base salary may be increased (but may not be reduced) by the Board of Directors of the Company for any fiscal year of the Company during the Employment Period. To that end, the Employee shall receive a performance review at least once a year, in connection with which he shall be eligible for such merit increases and other salary adjustments as the Board of Directors of the Company shall approve.



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     (b) ANNUAL BONUS. In addition to his regular salary, the Employee shall be eligible (subject to the provisions of Paragraph 7(f) hereof) to receive a bonus with respect to each fiscal year or portion thereof during the Employment Period, of up to 50% of his base salary pursuant to the Company's Executive Bonus Plan, as in effect from time to time. During fiscal year 1997, Employee will receive a minimum bonus of $46,250 which for this year will be paid 30 days after the close of the fiscal year.

     (c) PAYMENT OF SALARY AND BONUS. The Employee's base salary under subparagraph (a) of this Paragraph 4 shall be payable in substantially equal installments in accordance with the Company's existing payroll practices for its executives. Any annual bonus, other than the special bonus for fiscal year 1997, payable under subparagraph (b) of this Paragraph 4 shall be paid to the Employee within 60 days following the end of the fiscal year with respect to which such bonus relates.

     (d) EQUITY COMPENSATION ARRANGEMENTS. The Employee shall also be eligible to participate during the term of his employment under this Agreement in such equity compensation arrangements as are provided by the Company for its executives. In that regard, the Employee will be granted stock options under the Company's 1995 Stock Option and Incentive Plan which shall entitle the Employee to acquire up to 100,000 shares of the Company's common stock for a purchase price of $10.50 per share, such options to vest ratably over a period of five
(5) years; provided that the vesting of the right to exercise all such options granted to the Employee shall be accelerated in the event that there shall be a Change of Control of the Company (as hereinafter defined).

     (e) WITHHOLDING TAXES. The Employee agrees that the Company shall withhold from any and all payments required to be made to the Employee pursuant to this Agreement all federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statues and/or regulations from time to time in effect.

5.   Fringe Benefits; Vacations
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     (a) EMPLOYEE BENEFIT PLANS. The Employee shall be eligible to participate during the Employment Period in such of the employee benefit and health plans and other fringe benefit programs as the Company shall establish or maintain for its employees from time to time (commensurate with the Employee's position and compensation).

     (b) Life and Disability Insurance. The Company shall provide to the Employee at the expense of the Company and keep in force during the Employment Period (and thereafter to the extent provided in Paragraph 7(a)(i) hereof) a policy of whole life insurance with a death benefit in the amount of $500,000. Additionally, the Employee shall be entitled to participate in the Company's group disability insurance program during the Employment Period (and thereafter to the extent provided in Paragraph 7(a)(i) hereof).


     (c) CAR ALLOWANCE. The Employee shall be entitled to a car allowance of $650.00 per month during the Employment Period (and thereafter to the extent provided in Paragraph 7(a)(i).

     (d) VACATIONS. The Employee shall be entitled to vacation time each year consistent with the Company's vacation policy for its senior executives as in effect from time to time, but in any case not less than 3 weeks paid vacation per year. A copy of the Company's current vacation policy has been provided to the Employee. The Employee shall also be entitled to all paid holidays and personal days given by the Company to its executives.

6. REIMBURSEMENT. The Company shall promptly reimburse the Employee for all reasonable business expenses incurred by him in connection with his performance of his duties to the Company, upon substantiation of such expenses in accordance with the policies of the Company in effect from time to time during the Employment Period.



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7.   TERMINATION OF EMPLOYMENT.

     (a) TERMINATION WITHOUT CAUSE. The Company expressly reserves the right to terminate the employment of the Employee hereunder other than for cause as provided in subparagraph (b), and other than as provided in subparagraphs (c) and (d), of this Paragraph 7. Subject to the provisions of subparagraph (e) of this Paragraph 7, in the event that the Employees Employment shall have been so terminated by the Company other than for cause:


     (i) Severance Benefits. The Employee shall be entitled to receive for the period of one (l) year following such termination his base salary as provided for in Paragraph 4(a) hereof at the rate in effect on the date of such termination of employment, payable in equal installments in the same amounts and in the same periodic intervals as his base salary was paid immediately prior to such termination, plus the continuation of the fringe benefits, life and disability insurance, and car allowance provided for in subparagraphs (a), (b), and (c) of Paragraph 5 hereof for such one (1) year period.

     (ii) Outplacement. The Company shall reasonably assist the Employee in locating other suitable employment, including expending up to Ten Thousand Dollars ($10,000) to engage professional outplacement assistance, if the Employee shall request the Company to provide such outplacement assistance.

     (b) VOLUNTARY TERMINATION AND TERMINATION FOR CAUSE. The Employee's employment may be voluntarily terminated by him at any time by giving not less than two (2) weeks' written notice thereof to the Company. Additionally, the Employee's employment may be terminated at any time for cause (as hereinafter defined) effective upon the giving of written notice of such termination for cause by the Company to the Employee. If at any time during the term of this Agreement (i) the Employee shall have voluntarily terminated his employment with the Company (other than as contemplated by subparagraph (e) of this Paragraph
7), or (ii) the Company shall have terminated the employment of the Employee for cause (as hereinafter defined) the Employee shall be entitled to receive only his base salary as provided in Paragraph 4 (a) hereof to the date of such termination and no other benefits, including without limitation, those provided for under Paragraphs 4(b) and 5 of this Agreement (except those that cannot be divested pursuant to the Employee Retirement Income Security Act of 1974, as amended or other applicable law), under this Agreement.

     For purposes of this Agreement the term "cause" shall mean (i) conviction of the Employee of any criminal offense involving dishonesty or breach of trust or any felony or crime of moral turpitude, (ii) willful misconduct in the performance of his duties, (iii) the willful continuous neglect of the duties and responsibilities of his office (other than failure to perform his duties and fulfill his responsibilities resulting from the Employee's incapacity due to a physical or mental illness), or (iv) the Employee's failure to perform any term, covenant or condition required to be performed by the Employee pursuant to this Agreement, all to be finally determined in the sole discretion of the Board of Directors of the Company.

     (c) DISABILITY. In the event that the Employee shall sustain a disability and be unable to perform his duties and responsibilities during the term of this Agreement, as shall have been certified by at least two (2) duly licensed and qualified physicians approved by the Board of Directors of the Company (the "Examining Physicians"), the Company shall continue to pay to the Employee while such disability continues the full amount of his base salary as set forth in Paragraph 4 (a) hereof for a period following the date upon which such disability shall have been so certified equal to the lesser of (i) six months or
(ii) the period ending upon the date of inception of the payment of benefits under any disability insurance to which the Employee may become entitled pursuant to Paragraph 5 (b) hereof. Thereafter, if the Employee's disability shall continue (as evidenced by the continued absence of the Employee from his duties), the employment of the Employee under this Agreement shall terminate and all obligations of the


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Employee shall cease and the Employee shall be entitled to receive only the benefits, if any, as may be provided by any insurance to which he may have become entitled pursuant to Paragraph 5(b) hereof and the payment of any amounts of the Employee's base salary then remaining to be paid under Paragraph 4(a) hereof through the date of the termination of the Employee's employment. "Disability" means the complete disability of the Employee resulting from injury, sickness, disease, or infirmity due to age, whereby the Employee is unable to perform his usual services for the Company; the "Date of Disability" shall be deemed to be the date on which the Board of Directors of the Company receives written notice from the Examining Physicians stating that the Employee is suffering a Disability as defined herein.

     (d) DEATH. In the event of the Employee's death during the term of this Agreement, the Employee's employment hereunder shall immediately terminate and, in such event, the Employee's estate shall be entitled to receive the Employee's base salary as provided in Paragraph 4(a) hereof to the last day of the month during which the Employee's death shall have occurred and such additional benefits, if any, as may be provided by any insurance to which the Employee may have become entitled pursuant to Paragraph 5(b) hereof.

     (e) TERMINATION FOR GOOD REASON FOLLOWING CHANGE OF CONTROL. The Employee's employment may be terminated by him by written notice for a Good Reason (as hereinafter defined), effective upon the giving of such notice, at any time within one hundred eighty (180) days following a Change of Control (as hereinafter defined), in which event, notwithstanding the provisions of Paragraph 7(b) hereof, the Employee shall be entitled to receive the severance benefits and outplacement services provided for in Paragraph 7(a) hereof to the same extent as if the employment of the Employee had been terminated by the Company without cause pursuant to said Paragraph 7(a).

     For purposes of this Agreement, the term "Good Reason" means any of the following:

     (i) A material diminution by the Company in the Employee's authority, functions, duties or responsibilities in the capacity specified in Paragraph 2 hereof; provided that such material diminution is not in connection with a termination of the Employee's employment hereunder by the Company in accordance with Paragraph 7(a); or

     (ii) A failure by the Company to comply with any material provision of this Agreement which has not been cured within thirty (30) days after notice of such noncompliance has been given by the Employee to the Company.

     For purposes of this Agreement, a "Change of Control" means that any of the following events has occurred:

     (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Act") (other than the Company, any of its Subsidiaries (as hereinafter defined), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock (as hereinafter defined) of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

     (ii) persons who, as of April, 1995 constituted the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to April, 1995, whose election or nomination


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for election was approved by a vote of at least a majority of the Incumbent
Directors shall, for purposes of this Plan be considered an Incumbent Director;
or

     (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 60% or more of the voting shares of the corporation issuing case or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (I) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 50% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or
(y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock divided, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (I).

     For purposes of the foregoing definition of "Change of Control":

     (A) the term "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustment or change as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, or any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar transaction; and

     (B) the term "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     (f) TREATMENT OF ANNUAL BONUS ON TERMINATION

          (i) CURRENT YEAR'S BONUS. In the event of the termination of the employment of the Employee for any reason, the Employee shall not be entitled to receive any annual bonus payment pursuant to Paragraph 4(b) hereof in respect of the fiscal year of the Company in which the termination shall take place.

          (iii) PREVIOUS YEAR'S BONUS. In the event that at the time of his termination, the Employee is due, but has not yet received, payment of an annual bonus in respect of the preceding fiscal year of the Company, such bonus shall be paid to the Employee at the time it is paid to the other employees of the Company, except that, notwithstanding the foregoing, if the Employee shall have been terminated for cause as provided in subparagraph (b) of this Paragraph 7, the Employee shall forfeit and shall not be entitled to receive payment of any such annual bonus in respect of the preceding fiscal year which the Employee shall not have received on or before the date of such termination for cause.

     INVENTIONS AND PATENTS


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     (a) DISCLOSURE OF DEVELOPMENTS. The Employee will promptly and fully disclose to the Company and all inventions, discoveries, trade secrets and improvements, whether or not patentable and whether or not they are made, conceived or reduced to practice during working hours or using the Company's data or facilities, which the Employee develops, makes, conceives or reduces to practice during his employment by the Company, either solely or jointly with others (collectively, "Developments"). All such Developments shall be the sole property of the Company, and the Employee hereby assigns to the Company, without further compensation, all his right, title and interest in and to such Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks and trade names in the United States and elsewhere.

     (b) MAINTENANCE OF RECORDS. The Employee will keep and maintain adequate and current written records of all Developments (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the company at all times.

     (c) ASSISTANCE IN OBTAINING PATENTS. The Employee will assist the Company in obtaining and enforcing patent, copyright and other forms of legal protection for the Developments in any country. Upon request, the Employee will sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company to assign all such Developments fully and completely to the Company and to enable the Company, its successors, assigns and nominees, to secure and enjoy the full and exclusive benefits and advantages thereof. During his employment, the Employee will perform his obligations under this subparagraph (c) without further compensation, except for reimbursement of expenses incurred at the request of the Company. If the Employee is not employed by the Company as an Employee at the time he is requested to perform any obligations under this subparagraph, he shall receive for such performance a reasonable per diem fee, as well as reimbursement of any expenses incurred at the request of the Company.

9.   PROPRIETARY INFORMATION

     (a) OBLIGATION TO KEEP CONFIDENTIAL. The Employee recognizes that his relationship with the Company is one of high trust and confidence by reason of his access to and contact with the trade secrets and confidential and proprietary information of the Company. The Employee will not at any time, either during his employment with the Company or thereafter, disclose to others, or use for his own benefit or the benefit of others, any confidential or proprietary information, and all other knowledge, information, documents or materials, owned, developed or possessed by the Company, whether in tangible or intangible form, the confidentiality of which the Company takes reasonable measures to protect, and which pertains, in any manner, to subjects which include, but are not limited to, the Company's research operations, customers (including identities of customers and prospective customers, identities of individual contacts at business entities which are customers or prospective customers, preferences, businesses or habits), business relationships, products (including prices, costs, sales or content), financial information or measurements, business methods, future business plans, data bases, computer programs, marketing plans, forecasts, licenses, pricing information and other information owned, developed or possessed by the Company ("Proprietary Information").

     (b) EXCEPTIONS. The Employee's undertakings and obligations under the Paragraph 9 will not apply to any Proprietary Information which: (a) is or becomes generally known to the public through no action on the part of the Employee, (b) is generally disclosed to third parties by the Company without restriction on such third parties, (c) is approved for release by written authorization of the Board of Directors of the Company, or (d) is the subject matter of a lawful request or subpoena by and within the authority of a court or governmental agency or other body.



     (c) RETURN OF PROPRIETARY INFORMATION. Upon termination of the employment of the Employee with the Company or at any other time upon request, the Employee will promptly deliver to the Company


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all notes, memoranda, notebooks, drawings, records, reports, files and other documents (and all copies or reproductions of such materials) in his possession or under his control, whether prepared by him or others, which contain Proprietary Information. The Employee acknowledges that the material is the sole property of the Company.

10. ABSENCE OF RESTRICTIONS UPON DISCLOSURE AND COMPETITION. The Employee represents that his performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to the date of this Agreement, and he will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any other Company or other entity. Employee represents that he will not hire any new employees of the Company in violation of any agreement which is binding on the Employee.

11. OTHER OBLIGATIONS REGARDING PROPRIETARY INFORMATION. The Employee acknowledges that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to him and to take all action necessary to discharge the obligations of the Company under such agreements.

12.  NONCOMPETITION.

     (a) During the Employment Period, the Employee agrees not to compete in any manner, either directly or indirectly, with the Company, or to assist any other person or entity to compete with the Company. Further, while an employee of the Company, the Employee agrees not to engage in any other employment or business enterprise without the written permission of the Chief Executive Officer of he Company.

     (b) After the termination, for any reason, of his employment with the Company, the Employee agrees that for a period of one (1) year following such termination, the Employee will not compete with the Company by developing, marketing, or assisting others to develop or market a product or service which is competitive with the products or services of the Company then existing or planned for the future, which the Employee learns of or develops while an Employee of the Company. The Employee further agrees that for the same period following such termination, for any reason, the Employee will not accept employment from or have any other professional relationship with any entity which is competitive with the products or services of the Company then existing or which were known by the Employee to be planned for the future. The foregoing restrictions shall apply in all geographical areas where the Employee performed services for the Company prior to such termination, and at all other places where the Company does business and/or did business during the term of his employment, and at all places where, during his employment with the Company, the Company had plans or reasonable expectations to do business in the future.

     (c) During the Employment Period and for one (1) year following termination, for any reason, of his employment, the Employee agrees either on his behalf or on behalf of any other person or entity, directly or indirectly, not (i) to hire, solicit, or encourage to leave the employ of the Company any person who is then an employee of the Company, or (ii) to solicit, entice away or divert any person or entity who is then a client of the Company and who was a client of the Company at the time of employment. The Employee agrees that customer or client lists, business contracts and related items are the property of the Company. The restrictions described herein shall apply to the activities of the Employee in any state or other jurisdiction in which the Company engaged in business during the term of employment.

     Furthermore, for one (1) year following the termination, for any reason, of his employment (except following termination of the employment of the Employee pursuant to the Company's termination of business and liquidation of assets), the Employee agrees that he will not (i) solicit or accept work or


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provide services which is direct follow-up work or services under contract performed or being performed by the Company or being actively solicited by the Company at the time of termination of the employment of the Employee, or (ii) directly or indirectly recruit the employees of the Company (or any successor thereto).

     The restrictions against competition set forth in this Paragraph 12 are considered by the parties to be reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

13. BINDING EFFECT. This Agreement shall be binding upon and insure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement and the rights and obligations of the parties hereunder are personal to the Company and The Employee and are not assignable or transferable to any other person, firm or corporation without the consent of the other party, provided, however, that the Company may assign its rights and obligations hereunder to any person or entity who or which succeeds to all or substantially all of the Company's business and assets. This Agreement is intended to take effect as a sealed instrument.

14. NOTICES. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States mails, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address set forth in the introductory paragraph of this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Paragraph 14.

15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

16. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

17. HEADINGS. The Paragraph and subparagraph headings used in this Agreement are for convenience only and shall not be deemed to be a part of this Agreement.

18. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

19. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to agreements made to be performed entirely within such state, without giving effect to the conflicts of laws principles thereof.




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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             C.P. CLARE CORPORATION


                                             By:_________________________
                                             its


                                             WILLIAM D. REED


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